DIGITAL COURIER TECHNOLOGIES, INC.
                         348 East 6400 South, Suite 220
                           Salt Lake City, Utah 84107


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              TO BE HELD JANUARY 9, 2002 (10:00 a.m. Eastern time)


TO THE STOCKHOLDERS:


         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Courier Technologies, Inc. (the "Company"), which will be held in Tampa, Florida at the Tampa Airport Marriott at the Tampa International Airport on Wednesday, January 9, 2002, at 10:00 a.m. Eastern time, to consider and act upon the following matters:

         1.       The election of directors;

         2. A proposed amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company's Common Stock, at a ratio of one-for-ten; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

         These matters are fully disclosed in the following pages, which are made part of this notice. Only holders of record of Common Stock of the Company at the close of business on November 23, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, ALTHOUGH YOU NEED NOT DO SO.

                                   By Order of the Board of Directors



                                   By: /s/ James J. Condon
                                   -----------------------
                                           James J. Condon
                                           Chairman of the Board

November 23, 2001
Salt Lake City, Utah

                       DIGITAL COURIER TECHNOLOGIES, INC.

                               -------------------

                                 PROXY STATEMENT

                             DATED NOVEMBER 23, 2001



                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 9, 2002
                            (10:00 a.m. Eastern time)

         This Proxy Statement dated November 23, 2001 is furnished in connection with the solicitation of proxies by the Board of Directors of Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held in Tampa, Florida at the Tampa Airport Marriott at the Tampa International Airport, on January 9, 2002, at 10:00 a.m. Eastern time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

         All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and that have not been revoked, will be voted as specified by the stockholder, or, if no vote is indicated, the Proxy will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting his or her shares in person.

         The cost of the Proxy solicitation, estimated to be $25,000, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold Common Stock of the Company in nominee names to distribute annual reports and Proxy solicitation materials to the beneficial owners of such Common Stock and shall reimburse such banks and brokers for reasonable out-of-pocket expenses that they may incur in so doing. The Company's principal executive offices are located at 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107. This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about November 23, 2001.

                        VOTING RIGHTS AND VOTES REQUIRED

         The close of business on November 23, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of November 23, 2001, the Company had outstanding 43,544,444 shares of Common Stock, par value $0.0001 per share (the only outstanding voting security of the Company), and the Company had approximately 745 common stockholders of record. A common stockholder is entitled to cast one vote for each share of Common Stock held on the record date on all matters to be considered at the Annual Meeting.

         One-third of the outstanding shares of Common Stock entitled to vote at the Meeting must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of a plurality of the Common Stock entitled to vote at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the Common Stock entitled to vote at the Annual Meeting will be required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation.

         All shares represented by the accompanying Proxy, if the Proxy is properly executed and returned, will be voted as specified by the stockholder, or, if no vote is indicated, the Proxy will be voted FOR the nominees for director and FOR each of the other items to be considered at the Annual Meeting. The proxies will use their discretion in voting on any other matter which is properly brought before the Annual Meeting. The Company does not know of any business that will be presented for consideration at the Annual Meeting other than as set forth in the notice of the meeting. Votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of shares to vote on a particular proposal will be considered as present for purposes of determining a quorum but will not be treated as votes cast and will reduce the absolute number (although not the percentage) of affirmative votes needed for approval of that proposal.

         In the event that the proxies necessary to approve any of the foregoing proposals have not been obtained by the date of the Annual Meeting or a quorum is not present at the Annual Meeting, the shareholders present at the Annual Meeting may, by majority vote, adjourn the Annual Meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken (as long as the meeting is not postponed for 45 days or more).

         The stockholders are being asked to elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the election of directors, the four candidates receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         Pursuant to the Company's By-laws, the Board of Directors is to be comprised of not fewer than three members. Directors serve for a term of one year or until their successors are duly elected and qualified. The nominees listed below were appointed to fill vacancies arising since the last meeting. No meeting has been held since January 2000 as the Company had anticipated asking the shareholders to vote on potential mergers. Opportunities to merge or be acquired have not come to fruition at this date. The nominees are:

         Name of Nominee         Age          Current Position
         ---------------         ---          ----------------
         James J. Condon          45          Chairman of the Board and Director

         John J. Hanlon           53          President, Chief Financial
                                              Officer, Corporate Secretary and
                                              Director

         Becky Takeda             37          Vice President Business
                                              Development and Director

         Evan M. Levine           35          Director

         Biographical information regarding the nominees is set forth below under the caption "Directors and Executive Officers."

         Pursuant to the Company By-laws, every holder of Common Stock voting for the election of directors is entitled to one vote for each share of Common Stock he or she holds. There is no cumulative voting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information with respect to each director, nominee and named executive officer of the Company as of November 1, 2001.

                    Name
               Director Nominees      Age                   Position
               -----------------      ---                   --------
         1,2   James J. Condon         45      Chairman of the Board, Director,
                                               and nominee
         2     John J. Hanlon          53      President , Chief Financial
                                               Officer, Corporate Secretary,
                                               Director and nominee
         1     Becky Takeda            37      Vice President Business
                                               Development, Director and nominee
         1,2   Evan M. Levine          35      Director and nominee

                         1 Serves on compensation committee.
                         2 Serves on audit committee.

James J. Condon:  Director and Chairman of the Board

Mr. Condon joined the Board of Directors in May 2001. He served as Acting Chairman of the Board and Interim Chief Executive Officer from July 18, 2001 until November 1, 2001 at which time he became Chairman of the Board and Chief Executive Officer. Mr. Condon joined CyberCash, Inc., an internet payment processor, as Chief Financial Officer in March 1997. From January 1998 to July 1999, Mr. Condon was President of CyberCash, Inc., and from July 1999 to December 2000, Mr. Condon served as Chief Executive Officer of CyberCash. CyberCash filed for bankruptcy within three months after Mr. Condon's departure in December 2000. From August 1995 to March 1997, Mr. Condon was Director of Performance Improvement Services with KPMG Peat Marwick. Mr. Condon has more than fifteen years of experience in finance. He holds an M.B.A. from the University of Chicago and a B.A. in Mathematical Sciences from Johns Hopkins University.

John J. Hanlon: President and Director

Mr. Hanlon joined the Company on August 21, 2000 as Senior Vice President, Chief Financial Officer and Corporate Secretary. He was promoted to President and was appointed to the Board on November 1, 2001. From September 1998 through May 2000, he was Senior Vice President and Chief Financial Officer at Personic Software, Inc. a provider of software to manage the human capital supply chain. For ten years prior to that he was Senior Vice President and Chief Financial Officer at MDL Information Systems, Inc. a developer of software for the management of chemical research. Mr. Hanlon holds a B.S. from California State University Hayward and is a Certified Public Accountant in the state of California.

Becky Takeda: Vice President Business Development and Director

Ms. Takeda joined the Company in January 2000, became Chief Operating Officer in June 2000, and was appointed to the Board in August 2000. She was appointed Interim President on January 5, 2001. She served the Company as Interim Chief Executive Officer from February 2001 to July 2001, and as Chairman of the Board from June 18, 2001 to July 13, 2001. From April 1995 to August 1999, Ms. Takeda was Vice President of worldwide marketing and investor relations for SMART Modular, a global high tech manufacturing and services firm. From August 1999 to December 1999, she served as a consultant to SMART Modular. Ms. Takeda has also held executive management positions with several leading technology companies including IBM, Apex Data, Inc., Asia Interactive Services and Instant Replay Corporation. Ms. Takeda holds an M.B.A. in Finance from Santa Clara University and a B.A. in Economics from UCLA.

Evan M. Levine:  Director

Mr. Levine has been a Director of the Company since February 2001. For the past four years, he has been a Managing Principal of Brown Simpson Asset Management, an asset management company for private equity funds. He has over ten years of experience in the investment banking industry and as a professional debt and equity trader. Mr. Levine has an M.B.A. education from New York University and a B.A. in Economics and Finance from Rutgers University. From November 1996 to September 1997, Mr. Levine was a Convertible Bond Trader with the company Dillon Read.

         Executive Officers. The following individuals currently serve as executive officers of the Company:

James J. Condon:  Chairman of the Board

See above.

John J. Hanlon:   President, Chief Financial Officer, and Corporate Secretary

See above.

Becky Takeda:     Vice President Business Development

See above.

                     CERTAIN RELATIONSHIPS AND OTHER MATTERS

         During the year ended June 30, 2000, the Company acquired certain assets from the MasterCoin entities. These entities were partially owned by shareholders and directors of the Company.

         In April, 2000, the Company entered into agreements to purchase certain software, a merchant portfolio, and certain equipment from various entities referred to jointly as MasterCoin. The Company's Board of Directors approved a total purchase price of $2.9 million for all of the assets to be acquired with the assumption that Mr. James Egide, the then CEO and Chairman of the Company, would negotiate the acquisition and allocate the total price among the assets acquired.

         The software, which will allow the Company to address the "Server Wallet" market opportunity, was acquired through a Software Purchase and Sales Agreement with MasterCoin, International, Inc. ("MCII") in exchange for $1,000,000 in cash. The Company acquired all rights to MCII's e-commerce and e-cash software.

         The owners of MCII included Don Marshall, who was then President and a director of the Company. Mr. Marshall did not accept any remuneration from the Company as a result of the transaction.

         Since the acquisition, the Company has invested an additional $165,000, accounted for as research and development expense, to complete the development of the software. Management believes the potential market for the software is significant and intends to begin marketing the software during fiscal 2002. The cost of the software and additional development costs will be amortized over the life of the software which is estimated to be three years.

         The merchant portfolio was acquired through a Portfolio Purchase and Sale Agreement with the sellers who had developed and acquired the merchant portfolio of MasterCoin of Nevis, Inc. and MasterCoin Inc. in exchange for $700,000 in cash. The Company acquired all rights, title and interests in and to the portfolio. The Company paid $400,000 at closing with the remaining $300,000 payable subject to the performance of the portfolio. The $300,000 is included in accrued liabilities in the accompanying June 30, 2000 balance sheet. The portfolio is currently generating revenues for the Company.

         The Sellers included Don Marshall, the then President and Director of DCTI, and a person who was hired by the Company in July, 2000. Mr. Marshall did not accept any remuneration from the Company as a result of the transaction.

         The cost of the portfolio was amortized over twelve months, the estimated average service period for the merchants acquired.

         The equipment was acquired through an Asset Purchase and Sale Agreement with MasterCoin, Inc., a Nevada corporation (MC) in exchange for $1,200,000 in cash. The Company acquired title to equipment located in St. Kitts, British West Indies consisting of computers, a satellite system, phone systems and leasehold improvements which the Company anticipated would be useful in exploiting the Server Wallet market opportunity referred to above. At the date of the transaction, Mr. James Egide, the former CEO and Chairman of the Company, was a shareholder in MC.

         In the course of closing fiscal 2000 , the Company reviewed the value of the equipment and determined that through age and non-use the book value of the assets was impaired. Upon assessing a current realizable value of $300,000, the Company wrote off the difference of $900,000 to expense. The remaining balance is being depreciated over three years.

         In connection with the acquisition of SB.com in June 1999, the Company loaned four former SB.com shareholders $500,000 each. These Notes were due at June 30, 2000. The four shareholders have since made claims against the Company that the Company violated the terms of registration rights agreements entered into at the time of the acquisition. While the Company continues to discuss settlement of these claims, management felt it prudent to fully reserve the Notes at June 30, 2001. A writeoff of $2,197,596 was recorded at June 30, 2001 for the full value of the Notes, including interest.

         During fiscal 2000, the Company received information indicating that its Chief Executive Officer and Chairman at the time, Mr. James Egide, may have had a conflicting, undisclosed, interest in DataBank International Ltd. at the time the Company acquired it. Specifically, there were two general allegations. First, it was alleged that he had been a part of a group that had acquired 75% of the stock of DataBank (the "Group DataBank Transaction") approximately 2 months before the Company entered into a letter of intent to acquire it. That earlier purchase was for 75% of DataBank at a purchase price of $6.2 million, while the Company's subsequent acquisition, deemed fair and equitable at the time, was priced at 28,027,500 shares of the Company's Common Stock. Second, it was alleged that Mr. Egide did not adequately disclose to the Company his ownership position in DataBank at or prior to the time of the Company's acquisition of DataBank. The Company's Board of Directors formed a special committee of directors, each of whom had no involvement in the transaction themselves, to investigate these allegations; as finally constituted, that committee consisted of Mr. Ken Woolley and Mr. Greg Duman (the "Special Committee"). The Special Committee, in turn, retained Munger, Tolles & Olson LLP, as outside counsel to conduct an investigation into this matter (the "Internal Investigation").

         During this period, Mr. Egide resigned first as Chief Executive Officer and, later, as a director and as Chairman of the Board of Directors. Additionally, some DataBank shareholders who had received shares of the Company pursuant to the DataBank acquisition returned some or all of the DCTI shares they had received, although they did not present the Company with any signed agreement or otherwise document any right of the Company to take action with respect to the returned shares. (Approximately 7.7 million DCTI shares were received by the Company in this fashion.) All of these facts were promptly disclosed by the Company in press releases as they occurred.

         The investigation was conducted between August and October of 2000. In the process of conducting its investigation, the Special Committee's counsel retained private investigators, reviewed all relevant documents in the Company's possession and conducted interviews of some 11 individuals. On October 25, 2000, they released the "Summary and Conclusions" of their final report. (The Summary and Conclusions were released while the remainder of the report was in technical preparation and review in order to facilitate certain corporate plans, including consummation of settlement negotiations with certain individuals, and to permit the preparation of annual financial statements for submission to the Company's independent auditors, both of which were dependent to some degree upon the results of the report.)

         The results of the investigation were inconclusive. Conflicting testimony was received as to the ownership of certain offshore entities, and dispositive evidence was not found. As to certain other factual questions, more subtle differences of interpretation were identified that could have had legal significance. For example, there were conflicting views as to whether the initial purchase of DataBank shares was made available to the Company. Moreover, there were significant uncertainties as to the legal effect of the different possible factual interpretations. In the view of counsel to the Special Committee, it was not fairly predictable what version of the facts a court would find credible. Also, it was not clear what legal conclusions a court would reach, or what remedies it would find to be available and appropriate, even if the factual questions were not in dispute.

         At approximately the time that the investigation was being completed, Mr. Woolley entered into discussions with certain of the stockholders who received DCTI shares in the DataBank acquisition. Ultimately, 7 stockholders agreed to return to the Company 8,637,622 DCTI shares in settlement of any claims by the Company of impropriety against them in connection with the transaction. These shares included the DCTI shares that had earlier been returned to the Company, but this time the Company's right to accept and cancel the shares was made clear. Also included in the returned shares were 1,120,000 shares returned by Mr. Don Marshall, the Company's President, and a former controlling shareholder of DataBank (before the Group DataBank Transaction). The Special Committee agreed that Mr. Marshall had no responsibility or liability with respect to any of the alleged improprieties, but he also agreed that, as the Company's President, and a former DataBank stockholder, he should not benefit through an increased percentage ownership in the Company from the return of stock by others from the DataBank transaction. Accordingly, his return of shares was designed to preserve, after the return of all the shares involved, his percentage interest in the Company at a level equal to what it was immediately before any such share returns. In the view of counsel to the Special Committee who had conducted the investigation, the settlement of claims in exchange for the return of shares was a favorable settlement for the Company in comparison to the certain expenses, and uncertain recoveries, that would have attended any litigation of the matter. After careful consideration of the final report of the Special Committee's counsel, the Company's Board of Directors continues to believe that the Company paid a fair price for DataBank.

         On October 16, 2001, the Company entered into a settlement with a shareholder regarding the Company's alleged failure to register restricted shares of the Company's Common Stock, as well as certain other alleged breaches of his contract rights. The shareholder received the shares in the course of the Company's acquisition of DataBank in October, 1999. The shareholder had claimed that the Company was obligated to periodically register a portion of those restricted shares with the SEC following the DataBank transaction and subsequently failed to do so. In July 2001, the shareholder filed a lawsuit against the Company in federal court in Salt Lake City, Utah. The shareholder's complaint sought damages of $10,500,000. The Company negotiated a settlement with the shareholder whereby the shareholder was issued 3,500,000 shares of the Company's restricted Common Stock. As part of the settlement, the shareholder granted the Company's current Chairman and Chief Executive Officer an irrevocable proxy to vote these shares for a period of up to three years. In addition the shareholder received a promissory note from the Company for $800,000 to be paid in quarterly installments, beginning with the quarter ending December 31, 2001.The Company's quarterly payments will be based upon a percentage of the Company's earnings before taxes, depreciation and amortization, if any, during each quarter, but the note will have a final maturity date in October 2004. Interest at 15% per annum will not begin accruing on the note until 2003. To assure payment under the note, the Company also executed a confession of judgment, which may not be entered absent a default, in an amount substantially in excess of the principal amount of the note. Finally, as part of the settlement, the Company and the shareholder agreed to modify a prior severance agreement between them. The shareholder has fully released the Company from all claims stated in the complaint. The total amount of the settlement of $1,447,500 has been recorded as of June 30, 2001 as an expense and an accrued liability on the balance sheet. The value of the shares issued was recorded at the price of the Company's Common Stock on October 16, 2001.

                          BOARD COMMITTEES AND MEETINGS

         The Board of Directors held seven meetings during the fiscal year ending on June 30, 2000 and fifteen meetings during the fiscal year ending on June 30, 2001. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all of the meetings of the Board and those committees on which he or she served during the fiscal year ending on June 30, 2000 or the fiscal year ending on June 30, 2001.

         The Company currently has standing Compensation and Audit Committees of the Board of Directors.

         Prior to the appointment of the current Compensation Committee, the Company's Board of Directors administered the Company's Second Amended and Restated Incentive Plan. The total number of options granted in any year, the number and selection of directors, consultants, or employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Board of Directors, subject to the limitations set forth in the Option Plan.

         The Audit Committee is responsible for periodically reviewing the financial condition and the results of audits of the Company with its independent public accountants. During fiscal 2001, consistent with the requirements of The Nasdaq Stock Market, the Company appointed an Audit Committee consisting of Messrs. Gregory Duman (chair), Stan Cardenas, and Michael Shutters, and met once with the Company's independent public accountants (BDO Seidman, LLP). All three were Directors of the Company for part of the fiscal year and all three have resigned as Directors. The Committee adopted a charter, a copy of which is attached as Exhibit A to this Proxy Statement. Subsequent to their resignation, the remaining Board of Directors, consisting of James Condon, Evan Levine and Becky Takeda, served as the Audit Committee and met once with the Company's independent public accountants (BDO Seidman, LLP). During the fiscal year ending on June 30, 2000, the prior Audit Committee, consisting of the entire Board of Directors, met once with the Company's independent public accountants, to discuss the Company's financial statements and the independence of the auditors (Arthur Andersen LLP) with respect to the Company.

         The current Audit Committee consists of James Condon (chair), Evan Levine and John Hanlon.

                                 AUDIT COMMITTEE

                             Audit Committee Report

         The Audit Committee (1) reviewed and discussed with management the audited financial statements for the current fiscal year to be included in the Company's Form 10-K for the 2001 fiscal year; (2) discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61; (3) received and discussed with the independent auditors the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 relating to their independence; and
(4) based upon these reviews and discussions, duly considered, and recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                                              Audit Committee:

                                              James Condon, Chairman
                                              Evan Levine
                                              Becky Takeda




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the Company's knowledge, the following sets forth information regarding ownership of the Company's outstanding Common Stock as of November 1, 2001 by: (i) each person known by the Company to beneficially own over 5% of the outstanding shares of Common Stock, (ii) each director and director nominee,
(iii) each named executive officer, and (iv) all directors and executive officers as a group. As of November 1, 2001, there were 43,544,444 shares of Common Stock outstanding and 360 shares of Series A Convertible Preferred Stock outstanding. The stockholders listed have sole voting and investment power, except as otherwise noted.

       Title                                                    Amount of
     of Class                Names and Addresses of              Common                 Percentage
Institutional Stockholders   Principal Stockholders              Shares*                of Class*
     --------                ----------------------              -------                ---------
     Preferred       Brown Simpson Partners I, Ltd.                     360              100%
                     c/o Walkers Attorneys-at-Law
                     P.O. Box 265GT, Walker House
                     Mary Street, George Town
                     Grand Cayman, Cayman Islands

      Common         Brown Simpson Partners I, Ltd.               4,312,568  (1)          10%
                     c/o Walkers Attorneys-at-Law
                     P.O. Box 265GT, Walker House
                     Mary Street, George Town
                     Grand Cayman, Cayman Islands

      Common         Amathus Holdings
                     Upper Ground Floor, Rockwood House,          2,200,000                5%
                     Haywards Heath, 9-17 Perrymount Road
                     West Sussex, England RH16 3TW

      Common         Nautilus Management                          5,481,250  (2)          13%
                     c/o DCTI
                     348 East 6400 South, Suite 200
                     Salt Lake City, UT 84107

Officers and Directors
----------------------
      Common         Becky Takeda                                   344,000  (3)           1%
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107

      Common         James Condon                                    50,000  (4)          __
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107

      Common         Evan M. Levine                                  50,000  (5)          __
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107

      Common         John Hanlon                                    278,074  (6)           1%
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107

      Common         Stephen Cannon                               1,728,000  (7)           4%
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107


      Common         All Directors and Executive Officers           722,074  (8)           2%
                     (8 persons)

* In the case of each security holder listed, assumes exercise of all exercisable options and warrants held by that security holder which can be exercised within 60 days from November 15, 2000.
(1) Includes 800,000 shares of Common Stock (some of which are held in street name) that Brown Simpson Partners may acquire upon the exercise of warrants, and shares of Common Stock into which the portion of the Series A Convertible Preferred Stock that is currently convertible or convertible within 60 days may be converted.

(2) Includes 3,500,000 shares whose voting rights are assigned to James J. Condon, Chairman, for the next three years, pursuant to a settlement agreement as described in Note 13 in the Financial Statements on Form 10-K at June 30, 2001.
(3) Includes 344,000 shares of Common Stock that Ms. Takeda may acquire on exercise of options. Does not include 456,000 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of November 15, 2001.
(4) Includes 50,000 shares of Common Stock that Mr. Condon may acquire on exercise of options. Does not include 125,000 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of November 15, 2001.
(5) Includes 50,000 shares of Common Stock that Mr. Levine may acquire on exercise of options. Does not include 125,000 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of November 15, 2001.
(6) Includes 20,000 shares of Common Stock and 283,074 shares of Common Stock that Mr. Hanlon may acquire on exercise of options. Does not include 585,003 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of November 15, 2001.
(7) Includes 72,000 shares of Common Stock that Mr. Cannon may acquire on exercise of options. Does not include 228,000 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of November 15, 2001.
(8) Includes 727,074 shares of Common Stock that all Directors and Executive Officers may acquire on exercise of options. Does not include 1,291,003 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of November 15, 2001.


                             EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid by the Company for services rendered during the last three fiscal years to the Company's Chief Executive Officer, and to each of the Company's other executive officers serving as such as of June 30, 2001 whose annual salary and bonus exceeded $100,000. The Company does not currently have a Chief Executive Officer. James J. Condon resigned as Chief Executive Officer on November 1, 2001; the Company has instituted a search for a Chief Executive Officer, but has not made a decision at this time.

                           SUMMARY COMPENSATION TABLE
                                                                              Long-Term
                                              Annual Compensation            Compensation
                                                                                Awards
                                                                              Securities
   Name and Principal      Year Ended                                         Underlying
        Position             June 30       Salary ($)        Bonus ($)        Options (#)
        --------             -------       ----------        ---------        -----------
Becky Takeda                  2001       $    210,000      $         0             0
   Former interim CEO         2000       $     90,000      $         0             0
   Vice Pres.
   Business
   Development

John J. Hanlon                2001       $    175,000      $         0             0
   Chief Financial
   Officer

James A. Egide                2001       $     15,000      $         0             0 (1)
   Former Chairman            2000       $    180,000      $         0       650,000
   and CEO                    1999       $      4,000      $         0             0

Donald Marshall               2001       $    210,000      $         0             0
   Former President           2000       $    157,500 (2)  $         0             0
                              1999       $          0      $         0             0

Bobbie. Downey                2001       $    135,000      $         0             0
   Vice President,            2000       $    111,875      $     7,700        65,000
   Secretary and              1999       $     83,125 (3)  $         0        90,000
   General Counsel

         (1) Mr. Egide is no longer a director or an executive officer of the Company. Mr. Egide's options were cancelled in accordance with the Company's stock options plan upon his resignation in July, 2000.
         (2) Mr. Marshall is no longer a director or an executive officer of the Company. Mr. Marshall's salary during fiscal year 2000 was for the nine month period from October 1, 1999 through June 30, 2000.

         (3) Ms. Downey's salary during fiscal year 1999 was for the period from September 16, 1998 through June 30, 1999.

         Mr. Hanlon and Ms. Takeda are covered by severance agreements whereby upon their dismissalfor reasons other than cause or upon a change of control, they are due one year's compensationand their options immediately vest.

         In February, 2001 the Board of Directors repriced all employee options granted in October, 2000 to the then quoted price of $.49. In November, 2001 the Board of Directors repriced all outstanding options to the then quoted price of $.096.

         The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, granted during the fiscal years ended June 30, 2000 and June 30, 2001, and the potential realizable value of such grants (assuming certain annual appreciation rates for the underlying Common Stock).

                                  OPTION GRANTS IN FISCAL YEAR ENDING JUNE 30, 2000
                                                  Individual Grants

                                           Percent of                                    Potential Realizable Value
                                              Total                                           at Assumed Annual
                             Number of       Options                                        Rates of Stock Price
                            Securities     Granted to                                         Appreciation for
                            Underlying      Employees                                            Option Term
                              Options       in Fiscal       Exercise      Expiration          5%             10%
Name                        Granted (#)       Year           Price           Date            ($)             ($)
----                        -----------       ----           -----           ----            ---             ---
James A. Egide               650,000(1)       18.7%         $5.9375        Oct. 2004     $192,969        $385,938
Bobbie Downey                 25,000           0.7%         $9.50          Jan. 2005       11,875          23,750
Bobbie Downey                 40,000           1.1%         $5.625         Apr. 2005        1,250          22,500

(1) Mr. Egide is no longer a director or an executive officer of the Company. Mr. Egide's options were cancelled in accordance with the Company's stock option plan upon his resignation in July, 2000.

                                  OPTION GRANTS IN LAST FISCAL YEAR ENDING JUNE 30, 2001
                                                  Individual Grants

                                           Percent of                                    Potential Realizable Value
                                              Total                                           at Assumed Annual
                             Number of       Options                                        Rates of Stock Price
                            Securities     Granted to                                         Appreciation for
                            Underlying      Employees                                            Option Term
                              Options       in Fiscal       Exercise      Expiration          5%             10%
Name                        Granted (#)       Year           Price           Date            ($)             ($)
----                        -----------       ----           -----           ----            ---             ---
Bobbie Downey                  65,625         1.6%           $0.49         Oct. 2005         $   1,608      $   3,216
Bobbie Downey                  26,250         0.4%           $0.49         Feb. 2006               643          1,286
John J. Hanlon                409,641         9.0%           $4.1875       Aug. 2005            85,769        171,537
John J. Hanlon                102,410         2.2%           $0.49         Oct. 2005             2,509          5,018
John J. Hanlon                256,025         5.6%           $0.49         Feb. 2006             6,273         12,545
Becky Takeda                  200,000         4.4%           $0.49         Oct. 2005             4,900          9,800
Becky Takeda                  100,000         2.2%           $0.55         Dec. 2005             2,750          5,500

   The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during the fiscal years ended June 30, 2000 and June 30, 2001, the aggregate dollar value realized upon exercise, the total number of unexercised options held at June 30, 2000 and June 30, 2001 and the aggregate dollar value of in-the-money unexercised options, if any, held at June 30, 2000 and June 30, 2001. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at June 30, 2000 and June 30, 2001 is the difference between its exercise price and the fair market value of the underlying stock on June 30, 2000, and June 30, 2001 which was $6.375 and $0.30 respectively per share based on the closing bid price of Common Stock on June 30, 2000 and June 30, 2001 respectively. Except as noted below, the underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                           AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDING JUNE 30, 2000

                             Shares
                          Acquired on                                                      Value of Unexercised
                          Exercise in         Value         Number of Securities          In-the-Money Options at
                          Fiscal Years      Realized       Underlying Unexercised                 6/30/00
                         Ending 6/30/00                      Options at 6/30/00
Name                           (#)             ($)      Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------- ------------------- ------------ ------------ ---------------- ------------- ---------------
James A. Egide (1)                  0      $      0          650,000           0        $    284,375  $        0
Glen Hartman                        0      $      0          125,000           0        $     54,688  $        0
Becky Takeda                        0      $      0           20,000     380,000        $     15,000  $  369,300
Bobbie Downey                  50,000      $303,166           46,500      58,500        $     28,000  $   27,000
Greg Duman                          0      $      0           20,000      40,000        $          0  $        0

(1) Mr. Egide is no longer a director or an executive officer of the Company. Mr. Egide's options were cancelled in accordance with the Company's stock options plan upon his resignation in July, 2000.

                        Aggregated Option exercises in Last Fiscal Year ENDing JUNE 30, 2001

                             Shares
                          Acquired on                                                      Value of Unexercised
                          Exercise in         Value         Number of Securities          In-the-Money Options at
                          Fiscal Years      Realized       Underlying Unexercised                 6/30/01
                         Ending 6/30/01                      Options at 6/30/01
Name                           (#)             ($)      Exercisable  Unexercisable    Exercisable   Unexercisable
---------------------- ------------------- ------------ ------------ ---------------- ------------- ---------------
Bobbie Downey                  0           $      0           70,500     126,375        $        0    $        0
John J. Hanlon                 0           $      0          106,507     661,570        $        0    $        0
Becky Takeda                   0           $      0          364,000     336,000        $        0    $        0


STOCK OPTION PLAN

         The Company has adopted the Second Amended and Restated Incentive Plan (the "Option Plan") to assist the Company in securing and retaining key employees and directors. The Option Plan provides that options to purchase a maximum of 6,000,000 shares of Common Stock may be granted to (i) directors and consultants, and (ii) officers (whether or not a director) or key employees of the Company ("Eligible Employees"). The Option Plan will terminate in 2014 unless sooner terminated by the Board of Directors.

         The Option Plan is administered by the Board of Directors. The total number of options granted in any year to Eligible Employees, the number and selection of Eligible Employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Board of Directors, subject to the limitations set forth in the Option Plan. The option exercise price for options granted under the Plan may not be less than 100% of the fair market value of the underlying Common Stock on the date the option is granted. Options granted under the Option Plan expire upon the earlier of an expiration date fixed by the Option Committee or five years from the date of grant.

         Under the Option Plan, the Company may issue both qualified and non-qualified stock options. As of June 30, 2001, options to purchase 4,902,224 shares of Common Stock were outstanding under the Plan.


                            COMPENSATION OF DIRECTORS

         During the period March 2001 through July 2001 the Company's non-employee Directors were paid $12,000 per year (prior to March 14, 2001, the Company's non-employee directors were not provided any payment for their service as directors). The non-employee directors are not currently compensated for attendance at Board of Director meetings, but they are reimbursed for their out-of-pocket expenses for attending Board and Committee meetings. Non-employee directors may be granted, on an ad hoc basis, stock options upon being appointed to the Board.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's executive compensation policies are administered by the Compensation Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters. The persons who served as members of the Compensation Committee during the fiscal year ending on June 30, 2000 were Messrs. Kenneth Woolley, Glenn Hartman and James Egide. All three were directors of the Company for part of the fiscal year, and all three have resigned as directors. This Compensation Committee met three times during fiscal 2000. Messrs. Stan Cardenas (chair), Evan Levine and Mike Shutters served as members of the Compensation Committee during fiscal 2001. The new Compensation Committee met twice during the fiscal year ending on June 30, 2001. The current Compensation Committee consists of James J. Condon (chair), Becky Takeda and Evan Levine.

         No executive officer of the Company served as a member of (i) the compensation committee of another entity which has had an executive officer who was a member of the Compensation Committee of the Company's Board of Directors,
(ii) the board of directors of another entity, one of the whose executive officers served on the Compensation Committee of the Company's Board of Directors, or (iii) the compensation committee of any other entity in which one of the executive officers served on the Company's Board of Directors, during the fiscal years ending June 30, 2000 and June 30, 2001.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The compensation policy of the Company is to provide competitive levels of compensation that are influenced by performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Historically, bonuses have only been awarded in circumstances when, in the Compensation Committee's subjective judgment, a particular executive displayed exceptional performance during the prior year.

         The Compensation Committee, as currently constituted, took office after the resignations of the former members of the Board, thus this Compensation Committee cannot report on the basis for determining the prior Chief Executive Officer's compensation. Mr. John Hanlon is currently the Company's President and Ms. Becky Takeda is the Vice President of Business Development and the Compensation Committee intends to apply sound business practices (in line with the Company's compensation policy) in setting and reviewing their compensation. Mr. Hanlon was appointed President on November 1, 2001. His annual salary was increased on that date from $210,000 to $225,000. The entire Board of Directors considered current market conditions in the San Francisco Bay Area for similar positions in deciding on Mr. Hanlon's compensation. Ms. Takeda joined the Company in January 2000 with an annual salary of $180,000. She was appointed Chief Operating Officer on July 1, 2000 and given an increase in salary to $210,000 at the Board's discretion. Ms. Takeda served the Company as interim President, Chief Executive Officer and Chairman for extended periods during fiscal 2001, however, her salary was never adjusted. Mr. James Condon served the Company as Chairman, Chief Executive Officer and President from June 18, 2001 through October 31, 2001 at a salary of $275,000 per year. He currently serves as Chairman of the Board and is not compensated.

         The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

         Compensation Committee
         ----------------------
         James J. Condon (Chair)
         Becky Takeda
         Evan Levine

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and on representations that no other reports were required, the Company has determined that during the fiscal years ending June 30, 2000 and June 30, 2001 no such reporting person failed to timely file any applicable Section 16(a) forms.

                                PERFORMANCE GRAPH

         The following chart shows how $100 invested as of June 30, 1996 in shares of the Company's Common Stock would have grown during the five-year period ended June 30, 2001, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index and in the Standard & Poor's Technology Index.


         [COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN GRAPH OMITTED]



                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-K for the year ended June 30, 2001 is being mailed to the stockholders of the Company along with this Proxy Statement, and contains the Company's financial statements and management's discussion and analysis of such financial statements and the reports thereon of BDO Seidman and Arthur Andersen LLP.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On June 4, 2001, Arthur Andersen LLP notified the Company that it declined to stand for re-election as our independent accountants and that the client-auditor relationship between DCTI and Arthur Andersen LLP had ceased. The report of Arthur Andersen LLP on our consolidated financial statements as of and for the year ended June 30, 2000 contained the following explanatory paragraph:

         "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations of $34,867,900, $20,353,229, and $5,544,363 during the years ended June 30, 2000, 1999, and 1998, respectively. The Company's operating activities, excluding cash retained for merchant reserves, used $4,097,019, $7,291,791 and $6,400,982 of cash during the years ended June 30,
2000, 1999 and 1998, respectively. Additionally, the Company has a tangible working capital deficit of $4,872,841 as of June 30, 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Except for the foregoing, the reports of Arthur Andersen LLP on our financial statements for each of the past two fiscal years contained no adverse opinions or disclaimers or opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles."

         Our Board of Directors has accepted the cessation of our relationship with Arthur Andersen LLP.

         In connection with the audits of the two fiscal years ended June 30, 2000 and during the subsequent period from July 1, 2000 through June 4, 2001, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their opinion.

         During the two most recent fiscal years and through June 4, 2001, there occurred no reportable events (as such term is defined in Item 304(a)(1)(v) of the Commission's Regulation S-K).

         We have elected BDO Seidman, LLP as our new independent accountants as of June 4, 2001. We have not consulted with BDO Seidman prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event (as such terms are defined in Item 304(a)(1) of the Commission's Regulation S-K).

         The independent auditors' fees for services are listed below:

                                                                      Fiscal 2001      Fiscal 2000
                                                                        --------        --------
Audit Fees                                                             $ 130,000        $327,888

Financial Information Systems Design and Implementation Fees                  --              --

All Other Fees                                                                --          72,222
                                                                        --------        --------

         Total Fees                                                    $ 130,000        $400,110
                                                                       =========        ========

         The Audit Committee did consider the compatibility of non-audit services provided by the auditors with maintaining the auditors' independence, and determined that the auditors' independence relative to financial audits was not jeopardized by the non-audit services. The auditors did not employ leased personnel in connection with their audit work.

                                PROPOSAL NUMBER 2

                               REVERSE STOCK SPLIT

GENERAL

         The Company Board of Directors has approved and recommends to its stockholders that they consider and approve an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of its Common Stock of 1-for-10. The Amendment will effect the reverse stock split by reducing the number of shares of the Company's Common Stock from 43,544,444 to 4,354,444. The Amendment will not, however, increase the par value of the Common Stock and will not change the authorized number of shares of outstanding Common Stock.

REQUIRED VOTE

         Approval of the Proposal requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding on the record date.

BACKGROUND AND REASONS FOR THE PROPOSAL

         NASDAQ DELISTING

         On December 15, 2000, the National Association of Securities Dealers delisted the Company's Common Stock from trading on the Nasdaq. While the Company does not seek re-listing on the Nasdaq at this time, the Board of Directors believes it is in the best interest of the Company to raise the per share price of the outstanding Common Stock for the reasons stated below. This may be accomplished by amending the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split.

         POTENTIAL INCREASED INVESTOR INTEREST

         The reverse stock split will decrease the number of shares of Common Stock outstanding and thereby, presumably, increase the per share price for the Company's Common Stock. The Board of Directors believes a higher price may help generate investor interest in the Company. In approving the reverse stock split, the Board of Directors considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks, which may result in less publicity about the Company in financial markets. Also the Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks because of their investment policies and restrictions. These factors combined may adversely affect the Company's ability to raise capital.

         The Board of Directors further believes that a higher stock price would help the Company to attract and retain employees and other service providers. The Board of Directors believes that some potential employees and service providers are less likely to work for or provide services to a company with a low stock price, regardless of the size of the company's market capitalization.

         INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

         As a result of the reverse stock split, there will be a reduction in the number of shares of Common Stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance. These shares could be used for any proper corporate purpose approved by the Company's Board of Directors including, among others, future financing transactions.

         POTENTIAL ANTI-TAKEOVER EFFECT

         Because the reverse stock split will create increased available shares, it may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management views the reverse stock split as an anti-takeover measure, the Company could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, among other things, issuing shares to a person who is perceived as not having an interest in supporting the attempts of a potential acquirer.

EFFECTS OF THE REVERSE STOCK SPLIT

         The principal effect of the reverse stock split will be to decrease the number of issued and outstanding shares of the Company's Common Stock, as well as its treasury shares. Accordingly, each holder of ten shares of the Company's Common Stock, par value $0.0001 per share, immediately prior to the effectiveness of the reverse stock split will become a holder of one share of Common Stock, par value $0.0001 per share, after consummation of the reverse stock split. The reverse stock split will not affect the proportionate equity interests in the Company held by any holder of Common Stock. It will not affect the registration of the stock under the Securities Exchange Act of 1934, as amended, and the Company expects to have approximately the same number of record stockholders after as before. The relative rights and preferences of the Company's Common Stock will not change. The split will have no effect on the number of authorized shares of Common Stock or the par value. The reverse stock split will effect the number of shares underlying outstanding options and warrants such that each holder of an option or warrant to purchase ten shares of Common Stock will become a holder of an option or warrant to purchase one share of Common Stock after consummation of the reverse stock split.

FRACTIONAL SHARES

         The Company will not issue fractional shares in connection with the reverse stock split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of its Common Stock to shareholders who currently hold Common Stock and would otherwise be entitled to receive fractional shares of Common Stock following the reverse stock split, any fractional shares which results from the reverse stock split will be rounded up to the next whole share.

RISKS OF THE REVERSE STOCK SPLIT

         There can be no assurance, however that any of the above results will occur. Furthermore, liquidity of the Common Stock could be adversely affected by the reduced number of shares outstanding after the reverse stock split.

EFFECTIVENESS OF REVERSE STOCK SPLIT

         If approved by the stockholders, the reverse stock split will become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation in substantially the form attached to this Proxy Statement as Exhibit B. It is expected that such filing will take place on or shortly after the date of the Annual Meeting, assuming the stockholders approve the reverse stock split. From the time of that filing, each Common Stock certificate will be deemed, for all purposes, to evidence ownership of the reduced number of shares resulting from the split. As soon as practicable, stockholders will be notified of the effectiveness of the split and instructed how and when to surrender their certificates in exchange for certificates representing shares of Common Stock after the split.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The discussion of United States federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to the Company's stockholders, each of whom is strongly urged to consult his/her/its tax advisors to determine the particular tax consequences to them of the reverse stock split, including the applicability and effect of federal, state, local, foreign and other tax laws.

         The following discussion sets forth the principal United States federal income tax consequences of the reverse stock split to the Company's stockholders. The following disclosure addresses only the United States federal income tax consequences to the Company's stockholders who hold its shares as a capital asset. Accordingly, the following disclosure does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. The following disclosure is based upon the Internal Revenue Code of l986, as amended (the "Code"), as well as the laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. In addition, the following disclosure does not address the tax consequences to the Company's stockholders under state, local and foreign laws. The Company has neither requested nor received a tax opinion from legal counsel with respect to any of the matters discussed herein. No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

         The Company's stockholders will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the reverse stock split, including the receipt of whole shares issued in lieu of fractional shares, if any. Each such stockholder's aggregate tax basis in the Company's shares of Common Stock after the reverse stock split, including whole shares issued in lieu of fractional shares, if any, will equal his, her or its aggregate tax basis in the Company's shares of Common Stock before the reverse stock split. The holding period of the Company's shares of Common Stock after the reverse stock split, including whole shares issued in lieu of fractional shares, if any, will include the holding period of such shares before the reverse stock split. No gain or loss will be recognized by the Company as a result of the reverse stock split.

RECOMMENDATION

         The Board of Directors unanimously recommends a vote FOR the amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split.



         The Report of the Compensation Committee, the Report of the Audit Committee, the Performance Graph, the Audit Committee Charter contained in Appendix A to this proxy statement and the statement of independence of Audit Committee members referred to under "Board Committees and Meetings" are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at the Annual Meeting of Stockholders to be held in 2002 must be received at the Company's executive offices at 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107, addressed to the attention of the Secretary, by July 26, 2001 in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting. If the Company does not receive notice by October 12, 2002 of any proposal which a stockholder wishes to be presented from the floor of the Annual Meeting, then the Company's proxies will be entitled to use their discretion in voting on the proposal, if presented at the Meeting.

                                    EXHIBIT A

                       DIGITAL COURIER TECHNOLOGIES, INC.
                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

                                  May 24, 2000


I.    COMPOSITION AND POLICIES

      One committee of the Board of Directors of Digital Courier Technologies, Inc. (the "Company") will be known as the Audit Committee. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders of the Company and others. The following are the primary operating policies of the Audit Committee.

   o  The  Audit  Committee  shall be  composed  of three  or more  outside  and independent members of the Board of Directors and shall elect a Chairperson from among their members to serve in that capacity until a new Chairperson is elected. Members of the Audit Committee shall be appointed and removed by action of the Board of Directors. All Audit Committee members shall be independent of management and the Company. They shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management of the Company, as defined by the current NASD listing standards. All Audit Committee members shall be financially literate, or shall be able to become so literate in a reasonable amount of time, and at least one member shall have finance, accounting or related employment experience. Financial literacy, at a minimum, includes the ability to read the Company's balance sheet, income statement, and cash flow statement.

   o The Audit Committee shall hold such meetings as deemed necessary but shall meet a minimum of once per calendar year. Minutes of all Audit Committee meetings shall be taken and approved at subsequent meetings.

   o Upon the request of the Company's independent auditors, the Chairperson of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters such auditors believe should be brought to the attention of the Audit Committee, the Board of Directors or stockholders of the Company.

   o The Audit Committee has the authority to direct and supervise an investigation into any matter, including the authority to retain outside counsel or other professional services. The independent auditors are accountable to the Audit Committee, and the Audit Committee shall, upon consulting with the Board of Directors and subject to stockholder approval, have the ultimate power to hire or remove the independent auditors.

   o The Audit Committee must report its actions to the full board of directors and may make appropriate recommendations regarding systems of internal financial controls and audit procedures.

II.   FUNCTIONS AND DUTIES

The Audit Committee is charged with the responsibility for:

   1. Reviewing with management and the independent auditors the annual financial statements to be included in the annual report (Form 10-K) filed with the Securities and Exchange Commission, including their judgments about the quality and acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the related disclosures. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

   2. Selecting, upon consultation with the Board of Directors and subject to stockholders' approval, the Company's independent auditors, including review of any fees paid to independent auditors;

                                   Exhibit A-1

   3. Obtaining from the independent auditors a written statement outlining their relationships with the Company pursuant to Independence Standard
      Board Standard No. 1 and actively engaging in a dialogue with the independent auditors regarding matters that might reasonably be expected to affect their independence with the Company;

   4. Confirming the independence of the independent auditors;

   5. Reviewing annually the combined audit plans of the independent auditors and internal auditors;

   6. Meeting with the independent auditors at the completion of their annual examination to review their evaluation of the financial reporting and internal controls of the Company and any changes required in the originally planned audit program;

   7. Meeting with the internal auditors on an ongoing basis to review:

      (a)Audit results;
      (b)Reports on exposures/controls, irregularities and control failures;
      (c)The disposition of recommendations for improvements in internal control made by internal and external auditors; and
      (d)Any changes required in the originally planned audit program.

   8. Reviewing the reports of examinations by regulatory authorities;

   9. Monitoring the Company's policies and procedures for the review of expenses and perquisites of selected members of senior management;

   10.Performing   any   special    reviews,    investigations    or   oversight
      responsibilities required by the Board of Directors or its Chairperson;

   11.Reporting at least once annually to the Board of Directors on the results of the activities of the Audit Committee, as well as reporting to shareholders as required in annual meeting proxies;

   12.Considering comments by the independent auditors suggesting improvements in internal accounting controls and the response by management to such comments;

   13.Reviewing this Charter at least annually to re-assess its adequacy and update its provisions to comply with any changes in NASD listing standards, SEC law, any other mandatory requirement, or with current "best practices" standards within the financial reporting industry; and

   14.Performing any other task or duty necessary to comply with the law, the Company's bylaws By-laws, or other responsibilities given to the Audit Committee by the full board of directors.

III.  AUTHORITY OF THE AUDIT COMMITTEE

The Audit Committee shall have all authority necessary to accomplish the duties enumerated in this charter, including duties that are incident to the duties described herein. The Audit Committee has the authority to consult with internal or outside legal or other professional counsel to obtain an opinion on any accounting practice, legal standard, or other question that arises within the scope of performing Audit Committee duties. Funding shall be provided to the Audit Committee in order to allow it to complete its duties under this charter and/or to seek the professional services or consultation it requires. The Audit Committee is authorized to review all books and records of the Company and to consult with all employees of the Company.

                                   Exhibit A-2

                                    EXHIBIT B



                           CERTIFICATE OF AMENDMENT OF
              MENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                       DIGITAL COURIER TECHNOLOGIES, INC.
                       ----------------------------------


         Digital   Courier   Technologies,    Inc.   (hereinafter   called   the
"Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:


1.       The name of the corporation is Digital Courier Technologies, Inc.

2.       The  Amended  and  Restated   Certificate  of   Incorporation   of  the
         Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article IV the following new Article IV:

                  "ARTICLE IV: Immediately upon the effective date of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, the Corporation hereby effects a one-for-ten (1 for 10) reverse stock split with respect to the outstanding Common Stock of the Corporation, and every ten shares of outstanding Common Stock shall be combined and converted into a single share of stock. Subsequent to the reverse stock split, the total number of shares of stock of all classes which the Corporation shall have authority to issue is Seventy-Seven Million Five Hundred Thousand (77,500,000) of which Seventy-Five Million (75,000,000) shares shall have a par value of One Hundredth of One Cent ($0.0001) each and shall be shares of Common Stock (the "Common Stock"), and Two Million Five Hundred (2,500,000) shares shall have a par value of One Hundredth of One Cent ($0.0001) each and shall be shares of preferred stock (the "Preferred Stock")."

3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The effective date of this amendment of the Amended and Restated Certificate of Incorporation shall be the date of filing.

         I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.


Dated:  ________________, 200_


                                     ------------------------------------
                                     John Hanlon, President and Secretary

                                   Exhibit B-1

                       Digital Courier Technologies, Inc.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 9, 2002

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John J. Hanlon with full power of substitution, as proxy, attorney and agent of the undersigned, to attend the Annual Meeting of Stockholders of Digital Courier Technologies, Inc., in Tampa, Florida at the Tampa Airport Marriott at the Tampa International Airport on January 9, 2002 at 10:00 am Eastern Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

         1.   Election of Directors

              James J. Condon
              John J. Hanlon
              Becky Takeda
              Evan M. Levine

              All directors:        ___ For       ___ Against       ___ Withhold

              To withhold authority to vote for any individual nominee, cross out that individual's name above.


         2.   Reverse Stock Split   ___ For       ___ Against       ___ Withhold


         3.   In his  discretion,  upon any and all such  other  matters  as may
              properly   come   before  the  meeting  or  any   adjournment   or
              postponement thereof.

                                    ___ For       ___ Against       ___ Withhold


    The Board of Directors recommends a vote FOR each of the above proposals.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

Date:
     -----------------------



----------------------------              -------------------------------------
Signature                                 Signature, if held jointly.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, as administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.